Exhibit 10.1

INDIA GLOBALIZATION CAPITAL, INC.

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Note and Share Purchase Agreement

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Dated October 16, 2009

Exhibit A                          Form of Unsecured Promissory Note
Exhibit B                          Form of Registration Rights Agreement
Exhibit C                           Disclosure Schedule

NOTE AND SHARE PURCHASE AGREEMENT

THIS NOTE AND SHARE PURCHASE AGREEMENT (this “Agreement”) is effective as of October 16, 2009, by and between INDIA GLOBALIZATION CAPITAL, INC., a Maryland corporation (the “Company”) and BRICOLEUR PARTNERS, L.P. (the “Investor”).

1. The Loans, Notes and Shares.

1.1 The Loans.  Subject to the terms and conditions of this Agreement, the Investor agrees to make a loan (the “Loan”) to the Company in the principal amount of Two Million Dollars ($2,000,000.00) to be governed by the terms and conditions of, and repaid in accordance with, this Agreement.

1.2 The Notes.  The Loan made by the Investor pursuant hereto shall be evidenced by an unsecured promissory note of the Company executed concurrently herewith in the form attached hereto as Exhibit A (the “Note” and together with each other Note issued pursuant to and in connection with the terms hereof, the “Notes”).

1.3 The Shares.  Subject to the terms of this Agreement and in consideration of the Loan, the Company shall issue and sell to the Investor Five Hundred Thirty Thousand (530,000) shares of the Common Stock of the Company (the “Shares”).  The Company will also enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”) providing for registration rights for the Shares, the Additional Shares and the Penalty Shares (each as defined below) (together, the “Total Shares”).

1.4 Closings.  The closing of the purchase and sale of the Notes and the Shares (each such closing, a “Closing”) will take place at the offices of Seyfarth Shaw LLP, 975 F Street, N.W., Washington, D.C. 20004 at such time as the parties shall mutually agree.  Upon the receipt from investors and acceptance by the Company of Loans totaling at least Two Million Dollars ($2,000,000.00) in the aggregate principal amount, the Company may close the initial purchase and sale of the Notes and Shares (the “Initial Closing”).  Following the Initial Closing, and from time-to-time thereafter until November 30, 2009, the Company may sell to such persons as the Company may determine additional Notes, each with a principal amount of at least $100,000 or any multiple thereof, and hold additional Closings with respect thereto (each, a “Subsequent Closing”).  Any such sale shall be substantially upon the same terms and conditions as those contained herein, and such persons or entities shall become parties to an agreement substantially similar in form and substance to this Agreement and shall have the rights and obligations of an Investor thereunder (all such investors together, the “Investors”).  At the Initial Closing and each Subsequent Closing, the Company will deliver to each Investor the respective Note and shares of common stock of the Company purchased by such Investor, against receipt by the Company of the respective principal amount of the Note purchased by such Investor.  The Company shall have the right to reject any investment, in whole or in part, for any reason whatsoever notwithstanding the Company’s prior execution hereof, and any funds received for an investment so rejected shall be returned immediately to the appropriate Investor.  The obligations of the Investors under the Notes are several and not joint.

1.5 Delivery.  At the Closing, the Company will deliver to the Investor (i) the Note representing the Loan made by the Investor and (ii) the certificate(s) representing the Shares issued to the Investor as set forth in Section 1.3.

1.6 Issuance of Additional Shares and Penalty Shares.

(a) Upon the occurrence of an Event of Default under the Note as defined and provided therein, provided such Event of Default is not cured within thirty (30) days, the Company shall issue and sell to the Investor, for no additional consideration, an additional Two Hundred Thousand (200,000) shares of the Common Stock of the Company (the “Additional Shares”).

(b) If the Company fails to file a Registration Statement on or prior to the applicable Filing Date, or if the Effective Date of a Registration Statement is not on or prior to the applicable Effectiveness Date (as each of those terms is defined in the Registration Rights Agreement), the Company shall issue and sell to each of the Investors, upon the terms and conditions set forth in the Registration Rights Agreement and for no additional consideration, an additional Twenty-Five Thousand (25,000) shares of the Common Stock of the Company for each One Million Dollars ($1,000,000) in principal of the Note held by such Investor and, if the Effective Date is more than 60 days after such applicable Effectiveness Date, an additional Five Thousand (5,000) shares of the Common Stock of the Company for each One Million Dollars ($1,000,000) in principal of the Note held by such Investor and for each subsequent 60-day period that such Registration Statement is not declared effective (the “Penalty Shares”).

(c)  All references to share amounts in this Section 1.6 shall be equitably adjusted to reflect stock splits, reverse stock splits, recapitalizations and similar changes affecting the capital stock of the Company.

2. Representations and Warranties of the Company.  Except as disclosed in the Disclosure Schedule attached hereto as Exhibit C, the Company hereby represents and warrants to the Investor as follows:

2.1 Organization, Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted.  The Company is duly qualified and authorized to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, assets, liabilities, financial condition, property or results of operation.

2.2 Authority and Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Notes and the Registration Rights Agreement (together, the “Transaction Documents”) and to perform fully its obligations thereunder.  The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, its officers, directors and stockholders.  Each of the Transaction Documents has been duly executed and delivered by the Company and, assuming that each of the Transaction Documents constitutes a valid and binding agreement of the other parties hereto, each such Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

2.3 Valid Issuance.  The Shares and the Additional Shares and Penalty Shares, if and when issued and delivered in accordance with the terms of this Agreement or the Registration Rights Agreement for the consideration expressed herein or therein, as the case may be, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

2.4 Accuracy of Public Filings.  The representations, warranties and other statements of the Company contained in the documents (the “SEC Documents”) filed with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading as of the respective dates of such filings.  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act.  Since the date that the Company filed its last Form 10-Q with the SEC, there has been no material adverse change in the assets, business, or financial condition of the Company.

2.5 Use of Proceeds.  All of the proceeds of the Loans will be used for working capital and general corporate purposes.

2.6 No Conflicts.  The execution, delivery and performance of the Transaction Documents, and any other document or instrument contemplated thereby, by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) contravene, conflict with, or result in the violation of any provision of the Company’s charter or bylaws or any resolution adopted by the Company’s board of directors, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its subsidiaries is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company or any of its subsidiaries under any agreement or any commitment to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of its respective properties or assets are bound, (iv) result in a material violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected or result in a violation of any rules or regulations of the NYSE Amex Equities(“NYSE Amex”) applicable to the Company or, if the Company’s shares of Common Stock are no longer listed on NYSE Amex, such other stock exchange on which shares of the Company’s Common Stock are principally traded and approved for listing at such time, or (v) require any consent of any third-party that has not been obtained pursuant to any material contract to which the Company or any of its subsidiaries is subject or to which any of its respective assets, operations or management may be subject.  The Company or any of its subsidiaries is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Notes or the Total Shares (other than any filings that may be required to be made by the Company with the SEC or state securities commissions subsequent to the Closing).

2.7 Capitalization.  The authorized capital stock of the Company immediately prior to the Initial Closing consists of 75,000,000 shares of Common Stock, par value $0.0001 per share, of which Twelve Million Three Hundred Sixty Three Thousand Nine Hundred Ninety One (12,363,991) shares are issued and outstanding.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.  Except as provided in this Agreement or disclosed in the SEC Documents, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company (including, without limitation, anti-dilution rights, rights of first refusal or preemptive rights) is authorized or outstanding; (b) the Company has no obligation (contingent or otherwise) to issue any subscription, warranty, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; and (c) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.  All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws or pursuant to valid exemptions therefrom.

2.8 Offering.  Subject in part to the truth and accuracy of the Investor’s representations and warranties set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares, the Additional Shares and the Penalty Shares as contemplated by this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.9 Brokers or Finders.  The Company has not and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the execution and delivery of this Agreement.

2.10 Accuracy of Information Furnished.  The representations, warranties and other statements of the Company set forth in Section 2 of this Agreement, Section 6(b) of the Registration Rights Agreement, the Disclosure Schedule and Schedule 6(b) attached to the Registration Rights Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of the Investor.  The Investor hereby represents and warrants only with respect to himself, herself or itself that:

3.1 Authorization.  Investor has full power and authority to enter into the Transaction Documents and that the Transaction Documents constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms.   The Transaction Documents have been duly executed and delivered by the Investor and, assuming the Transaction Documents constitute valid and binding agreements of the other parties thereto, the Transaction Documents constitute legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

3.2 Purchase Entirely for Own Account.  The Notes, the Shares, the Additional Shares and the Penalty Shares (collectively, the “Securities”) will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

3.3 Disclosure of Information.  The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and sale of the Securities.

3.4 Investment Experience; Financial Risk.  The Investor is an investor in securities of companies in the development stage and acknowledges that it has (i) such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Securities, (ii) had such risks explained to it and has determined that such investment is suitable for the Investor in view of its financial circumstances and available investment opportunities, (iii) sufficient net worth and income to bear the economic risk of this investment, and (iv) no need for liquidity of the investment and no reason to anticipate any change in the Investor’s financial circumstances which may cause or require any sale, transfer or other distribution of the Securities  The Investor has not been organized for the purpose of acquiring the Securities.

3.5 Accredited Investor.  The Investor is an “accredited investor” within the meaning of the Securities and Exchange Rule 501(a) of Regulation D, as presently in effect.

3.6 Restricted Securities.  The Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Investor is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  The Investor understands that reliance by the Company on such exemptions is predicated in part on the Investor’s representations contained in this Agreement.

3.7 Legends.  The Investor understands and agree that the certificates evidencing the Securities may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD,  TRANSFERRED OR ASSIGNED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.”

(b) Any additional legend required by the laws of the State of Maryland or any other applicable state.

3.8 No Conflicts.  Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of, or give any governmental body the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any legal requirement or order to which the Investor may be subject.

3.9 Relationship Among Investors.  Each Investor agrees that no Investor nor the controlling persons, officers, directors, partners, agents or employees of an Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes, the Shares, the Additional Shares and the Penalty Shares.  Without limiting the foregoing, no Investor nor any of its officers, directors, stockholders, partners, employees or agents or affiliates, or other holder of any Note shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any subsidiary or their respective properties, business or financial and other affairs, acquired by such Investor or holder from the Company or any subsidiary or the respective officers, directors, employees, agents, representatives, counsel or auditors of either, and in turn provided to another Investor or holder of any Note, nor shall any such Investor or other person or entity have any obligation or responsibility whatsoever to provide any such information to any other Investor or holder of any Note or to continue to provide any such information if any information is provided.

3.10 Brokers or Finders.  The Investor has not and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the execution and delivery of this Agreement.

4. Pari Passu with All Notes.  Each Note shall rank equally without preference or priority of any kind with each of the Notes issued by the Company to the Investors hereunder.  All payments on account of principal and interest with respect to the Notes shall be applied ratably and proportionately on each such Note on the basis of the original principal amount of outstanding indebtedness represented by such Note.

5. Conditions to Closing.

5.1 Conditions of Investor’s Obligations at Closing.  The obligations of the Investor at the Closing are subject to the fulfillment, on or prior to the date of Closing, of each of the following conditions, any of which may be waived in whole or in part by the Investors:

(a) The representations and warranties made by the Company in Section 2 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of Closing.

(c) Except for the notices required or permitted to be filed after the date of Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Shares.

(d) The Company shall have delivered to the Investor a certificate duly executed by the chief executive officer of the Company stating that the Company is in compliance with the conditions specified in Section 5.1(a)-(c) hereof.

(e) At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note, the Shares, the Additional Shares and the Penalty Shares shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.

(f) At the Closing, the Company shall duly execute and deliver to the Investor the Transaction Documents, including such Investor’s Note, and shall have delivered to its transfer agent irrevocable instructions to issue to the Investor the Shares to be issued to such Investor hereunder.

5.2 Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Notes and the Shares at the Closing is subject to the fulfillment, to the Company’s satisfaction, on or prior to the date of Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) The representations and warranties made by the Investor in Section 3 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b) Except for any notices required or permitted to be filed after the date of Closing pursuant to applicable federal or state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note and the Shares, the Additional Shares and the Penalty Shares shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.

(d) At the Closing, the Company shall have received immediately available funds in the full amount of the principal amount of the Note in accordance with the wire transfer instructions delivered by the Company to the Investor prior to the Closing.

6. Covenants.

6.1 Listing of Shares.  The Company will use reasonable best efforts to ensure that, no later than the effective date of any registration statement pertaining thereto, the Shares and any Additional Shares and/or Penalty Shares that have been issued, have been duly authorized for listing on NYSE Amex or, if no longer listed on AMEX, such other stock exchange on which shares of the Company’s Common Stock are principally traded and approved for listing at such time.

6.2  Shelf Registration. The Company will use reasonable best efforts to ensure that, no later than  October 30, 2010, the Company will have a registration statement effective with sufficient shares registered to have a value reasonably in excess of the amount due under the Note.

7. Miscellaneous.

7.1 Waivers and Amendments.  Any provision of this Agreement or any of the Notes may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, either for a specified period of time or indefinitely), upon the written consent of the Company and the Investors holding at least seventy-five percent (75%) of the aggregate principal amount of the outstanding Notes issued at the Initial Closing and any Subsequent Closings; provided, that this Agreement or any of the Notes may not be amended or modified and no provision hereof or thereof may be waived if such amendment, modification or waiver would adversely and prejudicially affect the rights of an Investor vis-à-vis all other Investors without the consent of such affected Investor.

7.2 Governing Law.  This Agreement and the Notes shall be governed by and construed in accordance with Maryland law, without regard to the conflict of laws provisions thereof.

7.3 Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the Closing of the transactions contemplated hereby.

7.4 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.5 Entire Agreement.  This Agreement (including the exhibits attached hereto) and the Notes constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

7.6 Notices, etc.  All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by telecopy (with confirmation of transmission), electronic mail, overnight delivery service or United States mail, in which event they may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to the Investor, at the Investor’s address as the Investor shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, and a copy of which shall be likewise delivered to such Investor’s counsel at such address as shall have been furnished to the Company, or (b) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to the Investor and each such other holder in writing.

7.7 Severability of this Agreement.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Note and Share Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:
INDIA GLOBALIZATION CAPITAL, INC.

By /s/ Ram Mukunda

Its CEO

Address: __________________________

                 __________________________

INVESTOR:
BRICOLEUR PARTNERS, L.P.
By:/Bricoleur Capital Management, LLC,
Its General Partner

By:/s/ Robert Poole
                                                                                                Name:Robert Poole
                                                                                                Title:Member of the Management Board

EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

INDIA GLOBALIZATION CAPITAL, INC.

UNSECURED PROMISSORY NOTE

$2,000,000 October __, 2009
 Bethesda, MD

1. Principal and Interest.

1.1 India Globalization Capital, Inc., a Maryland corporation (the “Company”), for value received, hereby promises to pay to the order of Bricoleur Partners, L.P. or its assigns (the “Investor” or the “Holder”) the amount of Two Million Dollars ($2,000,000) as set forth hereinafter.

1.2 This Unsecured Promissory Note (the “Note”) shall bear no interest from the date of issuance of this Note until paid in full.  This Note shall be due and payable on the earlier of (i) one year from the date of the issuance of this Note (the “Maturity Date”), (ii) upon a Change in Control (as defined in Section 4 hereof) and (iii) the occurrence of an Event of Default (as defined in Section 5 hereof).

1.3 Payments of principal are to be made at the address of the Holder set forth in Section 7 below or at such other place in the United States as the Holder shall designate to the Company in writing, in lawful money of the United States of America in immediately available funds.  Interest on this Note shall be computed on the basis of a 365-day year and actual days elapsed.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

1.4 This Note is issued pursuant to that certain Note and Share Purchase Agreement dated as of October 16, 2009, between the Company and Holder.  That agreement, together with other Note and Share Purchase Agreements dated on or about October 16, 2009 are collectively referred to as the “Purchase Agreement”).  The provisions of this Note are a statement of the rights of the Holder and the conditions to which this Note is subject and to which the Holder, by the acceptance of this Note, agrees.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto on the Purchase Agreement.  Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes.  In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the Holders of all of the Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

2. Prepayment.

2.1 Notwithstanding anything else set forth herein, the Company may pre-pay this Note in whole or in part upon five days prior written notice to Holder.

2.2 If the Company (a) closes on any equity or debt financing (other than one or more lines of credit for its or its subsidiaries’ operating businesses) after November 30, 2009 or (b) is paid on claims with respect to payments on road building contracts where the proceeds of any such claims are repatriated to United States Dollars, then the Company will use twenty percent (20%) of either (x) the proceeds of such financing or (y) such repatriated funds,  in either case, in excess of Five Hundred Thousand Dollars), to pre-pay the principal amount due under this Note.

3. Use of Proceeds.  The proceeds of the Note will be used for working capital and general corporate purposes.

4. Change of Control.  If, prior to the Maturity Date or occurrence of an Event of Default, a Change of Control occurs, then immediately prior thereto, this Note shall accelerate and the Holder shall become immediately entitled to receive an amount equal to the outstanding principal amount of the Note plus any and all accrued but unpaid interest thereon as of the closing date of such Change of Control transaction.  For purposes hereof, a “Change of Control” shall mean (i) a sale of all or substantially all of the assets of the Company or all or substantially all of the capital stock of the Company or (ii) a merger, consolidation, sale, transfer or other transaction or series of related transactions in which the holders of the capital stock of the Company will hold, upon consummation of such transaction, less than fifty percent (50%) of the voting securities of the surviving entity, other than as a result of the Company’s issuance of new securities in capital raising transactions.

5. Events of Default.  The entire unpaid principal sum of this Note, together with any and all interest accrued but unpaid thereon, shall become immediately due and payable upon the occurrence of an Event of Default.  An “Event of Default” shall be deemed to have occurred if:

(a)           the Company  shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

(b)           An order, judgment or decree shall be entered, without the application, approval or consent of the Company by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or appointing a receiver, trustee or liquidator of the Company or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

(c)           the Company shall fail to pay as and when due any principal or interest hereunder and such nonpayment shall continue uncured for a period of three (3) business days after written notice by the Holder thereof; or

(d)           the Company breaches any of its representations or warranties or fails to fulfill any of its covenants or obligations pursuant to the Purchase Agreement.

6. Usury.  It is the express intent of the Company and the Holder that the payment of all or any portion of the outstanding principal balance of and accrued interest on this Note be exempt from the application of any applicable usury law or similar laws under any federal, state of foreign jurisdiction.  The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection or defense which the Company may now or hereafter have to the payment when due of any and all principal or accrued interest arising out of or relating to a claim of usury or similar laws and the Company hereby agrees that neither it nor any of its affiliates shall in the future bring, commence, maintain, prosecute or voluntarily aid in any action at law, proceeding in equity or other legal proceeding against the Holder based on a claim that the Company’s payment obligations under this Note violate the usury or similar laws of any federal, state or foreign jurisdiction.  Notwithstanding the foregoing, in the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, that portion of the interest payment representing an amount deemed to be in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

7. Notices.  Any notice, request, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered, or five (5) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Investor:  at the address indicated on the signature page hereto.

If to Company:                     India Globalization Capital, Inc.
4336 Montgomery Avenue
Bethesda, MD  20814
Attention:  Ram Mukunda

And

PO Box 60642
Potomac, MD  20859

Telecopier:  (240) 465-0273
Phone:  (301) 983-0998
Email:           ram@indiaglobalcap.com

With a copy to:                    Seyfarth Shaw LLP
975 F Street, N.W.
Washington, D.C.  20004
Attention:  Stanley S. Jutkowitz
Telecopier:  (202) 641-9268
Phone:  (202) 828-3568
Email:  sjutkowitz@seyfarth.com

Each of the above addressees may change its address for purposes of this Section 7 by giving to the other addressee notice of such new address in conformance with this Section 7.

8. Assignment.  The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Effective upon any such assignment, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

9. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and the Investors holding at least seventy-five percent (75%) of the aggregate principal amount of the outstanding Notes issued at the Initial Closing and any Subsequent Closings; provided, that the Notes may not be amended or modified and no provision thereof may be waived if such amendment, modification or waiver would adversely and prejudicially affect the rights of an Investor vis-à-vis all other Investors without the consent of such affected Investor.  No waivers of any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision or a waive of the same or any other term, condition provision or right on any future occasion.

10. Loss, Theft or Destruction of Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

11. Accredited Investor.  The Holder represents and warrants that he/she/it is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

12. Governing Law and Consent to Jurisdiction.  This Note is being delivered in and for all purposes shall be construed in accordance with and governed by the laws of the State of Maryland , without regard to the conflicts of laws provisions thereof.  The Company hereby consents to the jurisdiction of and venue in any court of competent jurisdiction in New York.

13. Issue Date.  The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement.  This Note shall be binding upon any successors or assigns of the Company.

14. Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

15. Waiver by the Company.  The Company hereby expressly waives demand, notice, presentment, protest, notice of dishonor and nonpayment of this Note, and all other notices and demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof.

16. Delays.  No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

17. Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

18. No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

19. Expenses.  The Company agrees to pay all of the Holder’s reasonable costs, fees and expenses, if any (including reasonable counsel fees and expenses, costs of collection and court costs), in connection with the enforcement of this Note.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

INDIA GLOBALIZATION CAPITAL, INC.
a Maryland corporation

By

Print Name

Title

Accepted and Agreed to:

INITIAL HOLDER:
Bricoleur Partners, L.P.
Print Name of Holder

By:
Its: General Partner

By
(Signature)

(Print Name, if signing on behalf of entity)

Title (if applicable)

Address:               16236 San Dieguito Road
Suite 2-22
Rancho Santa Fe, CA 92067

ASSIGNMENT FORM

(To Assign the foregoing Note, execute
this form and supply required information.)

FOR VALUE RECEIVED, an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby as signed to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:
The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of October 16, 2009, by and among India Globalization Capital, Inc., a Maryland corporation (the "Company"), and the investors signatory hereto (each a "Investor" and collectively, the "Investors").

This Agreement is made pursuant to the Note and Share Purchase Agreement, dated as of the date hereof, among the Company and the Investors (the "Purchase Agreement").

The Company and the Investors hereby agree as follows:

Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” shall have the meaning given such term in Rule 144.

"Common Stock" means the Common Stock, par value $0.0001 per share, of the Company.

"Effective Date" means the date that the Registration Statement filed pursuant to Section 2(a), 2(b) or 2(c) is first declared effective by the Commission.

“Effectiveness Date” means: (a) with respect to the initial Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities, the earlier of: (i) the 75th day following the Closing; provided, that, if the Commission reviews and has written comments to the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (a)(i) shall be the 105th day following the Closing, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b) or 2(c) hereof, the earlier of: (i) the 90th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section; provided, that, if the Commission reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (b)(i) shall be the 120th day following the date that the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments.

"Effectiveness Period" shall have the meaning set forth in Section 2(a).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Filing Date" means with respect to the initial Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities, the 45th day following the Closing Date.

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

"Indemnified Party" shall have the meaning set forth in Section 5(c).

"Indemnifying Party" shall have the meaning set forth in Section 5(c).

"Losses" shall have the meaning set forth in Section 5(a).

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means the Common Stock issued or issuable to the Investors pursuant to the Purchase Agreement, including without limitation any and all Additional Shares and Penalty Shares, (and any additional securities issued in connection with a stock dividend or stock split thereof or in connection with any recapitalization, merger, consolidation or reorganization).

"Registration Statement" means the initial registration statement required to be filed in accordance with Section 2(a) and any additional registration statement(s) required to be filed under Section 2(b) or 2(c), including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a business day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

Registration.

On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A.  The Company shall cause the Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Date, and shall use its best efforts to keep the Registration Statement effective under the Securities Act until all Holders are able to sell their Registrable Securities without restriction under Rule 144 (the "Effectiveness Period").

If for any reason the Commission does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a), or for any other reason any Registrable Securities are not permitted by the Commission to be included in a Registration Statement filed under this Agreement, then the Company shall prepare and file as soon as possible after the date on which the Commission shall indicate as being the first date or time that such filing may be made, an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.  Each such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A.  The Company shall cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and shall use its best efforts to keep such Registration Statement effective under the Securities Act during the entire Effectiveness Period.

If at any time during the Effectiveness Period, less than 95% of the then Registrable Securities are then registered in a Registration Statement(s), then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date subject to any restrictions imposed by Rule 415, an additional Registration Statement covering the resale by the Holders of not less than 100% of the number of then Registrable Securities.

If the Company fails to file a Registration Statement on or prior to the applicable Filing Date, or if the Effective Date of a Registration Statement is not on or prior to the applicable Effectiveness Date, then the Investors will be entitled to receive the following:

Each Investor will be entitled to receive, for no additional consideration, an additional number of shares of Common Stock equal to  (A) 25,000 shares of Common Stock for each One Million Dollars ($1,000,000) in principal of the Note held by such Investor; plus (B) if such filing or effectiveness, as the case may be, is more than 60 days late, 5,000 shares of Common Stock for each One Million Dollars ($1,000,000) in principal of the Note held by such Investor and an additional 5,000 shares of Common Stock for each One Million Dollars ($1,000,000) in principal of the Note held by such Investor for each subsequent 60-day period that such filing or effectiveness, as the case may be, is late.

An Investor will be entitled to no such shares as set forth in Section 2(d)(i) hereof if the delay in filing or effectiveness, as the case may be, is attributable to any action or inaction of such Investor.

Such additional shares of Common Stock as set forth in this Section 2(d) shall be issuable at the time such penalty is incurred.

Registration Procedures

In connection with the Company's registration obligations hereunder, the Company shall:

Not less than four Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to the Holders copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed which documents will be subject to the review of such Holders.  The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto that does not contain the disclosure containing such Holder as a “Selling Stockholder” as provided to the Company by such Holder in connection therewith.

(i)  Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto in electronic “Portable Document Format” form and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.

Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements.

Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

Indemnification.

Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or  defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

Contribution.  If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Miscellaneous

Remedies.  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

No Piggyback on Registrations.  Except as and to the extent specified in Schedule 6(b) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.  Except as and to the extent specified in Schedule 6(b) hereto, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person which have not been fully satisfied.

Compliance.  Each Holder covenants and agrees that it will comply with any prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

Amendments and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holders of no less than seventy-five percent (75%) of the outstanding Registrable Securities.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	India Globalization Capital, Inc.
4336 Montgomery Avenue
Bethesda, MD 20814
Attention: Ram Mukunda

And

PO Box 60642
Potomac, MD 20859

Telecopier: (240) 465-0273
Phone: (301) 983-0998
Email:	ram@indiaglobalcap.com and
legal@indiaglobalcap.com

With a copy to:	Seyfarth Shaw LLP
975 F Street, N.W.
Washington, D.C. 20004
Attention: Stanley S. Jutkowitz
Telecopier: (202) 641-9268
Phone: (202) 828-3568
If to a Investor:	To the address set forth under such Investor's name on the signature pages hereto.

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.  Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced non-exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan, (the “New York Courts”).  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Independent Nature of Investors' Obligations and Rights.  The obligations of each Investor hereunder is several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder.  The decision of each Investor to acquire Registrable Securities pursuant to the Transaction Documents has been made independently of any other Investor.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

INDIA GLOBALIZATION CAPITAL, INC.

By:_______________________________
Name:  Ram Mukunda
Title:    Chief Executive Officer and President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES OF INVESTOR TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

[INVESTOR]

By:
                                                                Name:
                                                                Title:
Address for Notice:

Facsimile No.:
Attn:

Annex A

Plan of Distribution

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

           These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

EXHIBIT C
DISCLOSURE SCHEDULE